AMENDMENT NO. 1
                                       TO
                            SHARES CO-SALE AGREEMENT


This Amendment No. 1 to Shares Co-Sale Agreement ("Amendment No. 1") amends that certain Shares Co-Sale Agreement (the "Original Agreement") entered into as of November 15, 2001, by and between International Commercial Television Inc., a Nevada corporation (the "Company") and the selling shareholders of the Company listed in Schedule I thereto (the "Selling Shareholders").
            -----------

1.     DEFINITIONS;  REFERENCES.  All  capitalized  terms used in this Amendment
       ------------------------
No. 1 not defined herein shall have the meanings given them in the Original Agreement. References in this Amendment No. 1 and in the Original Agreement to "this Agreement," "herein," "hereto" and words of similar import shall mean the Original Agreement as modified by this Amendment No. 1.

2.     SECTION  REFERENCES.  References  to  Sections  herein  shall  refer  to
       -------------------
Sections in this Amendment No. 1. References to the Original Agreement Sections shall refer to Sections in the Original Agreement.

3.     EFFECT  OF  AMENDMENT  NO. 1.  This Amendment No. 1 modifies the Original
       ----------------------------
Agreement. The Original Agreement, as amended by this Amendment No. 1, is in full force and effect, and the parties hereby ratify and affirm the same. In the event of any conflict between the provisions of the Original Agreement and this Amendment No. 1, the provisions of this Amendment No. 1 shall control.

4.     AMENDMENT  OF  RECITALS.  The  second  and third recitals of the Original
       -----------------------
Agreement are hereby superceded and replaced in their entirety by the following:

          WHEREAS, the 2,000,000 shares to be sold in the Offering shall by sold by the Company and by the Selling Shareholders according to the amounts and in compliance with the plan of offering set forth in Schedule I hereto; and

          WHEREAS, the Company will sell the Shares, with the Company and the Selling Shareholders disposing of the Shares and receiving consideration therefore in compliance with the plan of offering set forth in Schedule I hereto;

5.     AMENDMENT  OF ORIGINAL AGREEMENT SECTION 1.1.  Original Agreement Section
       --------------------------------------------
1.1  is  hereby  superseded  and  replaced  in  its  entirety  by the following:

     1.1 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell a specified number of unissued shares of common stock of the Company, and each Selling Shareholder agrees, severally and not jointly, to sell a specified number of shares according to the amounts and in compliance with such plan of offering as is set forth on
     Schedule  I  hereto.  The Company shall have the  discretion  to  determine
     ----------
    the  offering  price of the Shares.


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6.     AMENDMENT  OF  ORIGINAL  AGREEMENT  SECTION  1.4.     Original  Agreement
       ------------------------------------------------
Section  1.4 is hereby superseded and replaced in its entirety by the following:

     1.4 The Company shall have no obligation to sell any of the Shares being offered by the Selling Shareholders in the Offering, but if any Selling Shareholder Shares are sold in the Offering, with respect to each sale, the Company shall pay or cause to be paid to each Selling Shareholder an amount equal to the difference of (a) the product of (i) the number of Shares sold for such Selling Shareholder times (ii) the price per Share, minus (b) the Selling Shareholder's pro rata share of commissions and expenses provided by Section 1.3. At the conclusion of the Offering, the Company shall return to the Selling Shareholders any unsold Shares belonging to such Selling Shareholders.

7.     ADDITION  OF  ORIGINAL  AGREEMENT SECTION 6.9.  A new section is added to
       ---------------------------------------------
the Original Agreement immediately following Original Agreement Section 6.8 as follows:

     6.9  AUTHORITY  TO AMEND SCHEDULE I. In their capacities as trustees of The
          ------------------------------
     Better Blocks Trust created by Deed 1 January 1994, each of Kelvin Claney, Robin Jan Marney and William Ainslee Reece hereby appoints Kelvin Claney as their lawful attorney-in-fact for purposes of approving any amendments or modifications to Schedule I hereto.
                        -----------


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
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the latest date indicated below.

INTERNATIONAL COMMERCIAL TELEVISION INC.


/s/ Thomas Woolsey                                Date:  1/31/02
----------------------------------                      ------------------
Thomas  Woolsey,  President


SELLING  SHAREHOLDERS


/s/ Stephen Jarvis                                Date:  2/1/02
----------------------------------                      ------------------
Stephen  Jarvis

Each undersigned in their capacity as a trustee of The Better Blocks Trust created by Deed
1 January 1994

/s/ Kelvin Claney                                 Date:  1/31/02
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Kelvin  Claney,  Trustee

/s/ Robin Jan Marney                              Date:  1/31/02
----------------------------------                      ------------------
Robin  Jan  Marney,  Trustee

/s/ William Ainslie Reece                         Date:  2/1/01
----------------------------------                      ------------------
William  Ainslie  Reece,  Trustee


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                                   SCHEDULE I
                                   ----------

                                  THE OFFERING

The Selling Shareholders, Stephen Jarvis and the Better Blocks Trust, declared 1 January 1994, will each deliver and deposit with the Attorneys-in-Fact, pursuant to Section 1.2 of the Original Agreement, 333,500 outstanding shares of their common stock of the Company. The Company will offer to sell up to 2,000,000 shares of common stock to the public on a self-underwritten, best efforts, no minimum basis. The Company will offer 1,500,000 original issue Company Shares and 500,000 Selling Shareholder Shares in the following order:

     SHARES     OFFERORS
     -----------------------------------------------------------------------
     300,000    Common stock to be offered and sold by the Company
     -----------------------------------------------------------------------
     200,000    Common stock to be offered and sold by the Selling
                Shareholders
     -----------------------------------------------------------------------
     500,000    Common stock to be offered and sold on a pro rata basis, 60%
                by the Selling Shareholders and 40% by the Company
     -----------------------------------------------------------------------
     1,000,000  Common stock to be offered and sold by the Company
     -----------------------------------------------------------------------

The Selling Shareholder Shares to be sold and the proceeds from the sales of the Selling Shareholder Shares shall be pro-rated between the Selling Shareholders, 50% to each Selling Shareholder.

                           PURCHASE PRICE ADJUSTMENTS

Every purchaser of Shares in the Offering will pay the same price. If, after the Offering has commenced, the Company adjusts the purchase price to a lower price, each purchaser who purchased Shares before the adjustment of the purchase price will receive incremental shares to account for the price adjustment. Each Selling Shareholder agrees that it will supply incremental shares in respect of any price adjustment that shall be due to a purchaser of Selling Shareholder Shares. The number of incremental shares issued to such purchasers shall be equal to the difference of (a) the quotient obtained by dividing (i) the product of (A) the number of Shares the purchaser purchased before the adjustment to the purchase price times (B) the price the purchaser paid per Share before the purchase price was adjusted, by (ii) the adjusted purchase price, minus (b) the number of Shares the purchaser purchased before the adjustment to the purchase price.

In order to accommodate any share issuances in connection with a price adjustment, each party shall have registered on its behalf the following number of shares:

          --------------------------------------------------------
          Company:                                1,800,000 shares
          --------------------------------------------------------
          Better Blocks Trust declared 1 January    300,000 shares
          1994:
          --------------------------------------------------------
          Stephen Jarvis:                           300,000 shares
          --------------------------------------------------------



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